Exhibit 10.52

Option No.

XENETIC BIOSCIENCES, INC.

Stock Option Grant Notice

Stock Option Grant under the

Amended and Restated Xenetic Biosciences, Inc.

Equity Incentive Plan, adopted by the Board of Directors on September 26, 2019 and approved by stockholders on December 4, 2019

1. Name and Address of Participant:

2. Date of Option Grant:

3. Type of Grant:
4. Maximum Number of Shares for which this Option is exercisable:

5. Exercise (purchase) price per share:

6. Option Expiration Date:
7. Vesting Start Date:
8. Vesting Schedule: This Option shall become exercisable (and the Shares issued upon exercise shall be vested) as follows provided the Participant is an Eligible Employee, director or Consultant of the Company or of an Affiliate on the applicable vesting date:

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The foregoing rights are cumulative and are subject to the other terms and conditions of the Agreement and the Amended and Restated Xenetic Biosciences, Inc. Equity Incentive Plan adopted by the Board of Directors on September 26, 2019 and approved by stockholders on December 4, 2019, as amended from time to time (the “Plan”).

Notwithstanding the foregoing or any terms in the Agreement or the Plan to the contrary, in the event of a Change in Control (as defined in the Plan) all of the Shares which would have vested in each vesting installment(s) remaining under this Option will be vested and exercisable upon the Change in Control.

Notwithstanding the foregoing, unless otherwise approved by the Administrator in its sole discretion, the Option shall only be exercised from and after the date the Company has filed a Form S-8 registration statement with the U.S. Securities and Exchange Commission covering the Shares authorized under the Plan.

The Company and the Participant acknowledge receipt of this Stock Option Grant Notice and agree to the terms of the Stock Option Agreement Incorporated Terms and Conditions (attached hereto and incorporated by reference herein (the “Agreement”)), the Plan and the terms of this Option Grant as set forth above.

XENETIC BIOSCIENCES, INC. By:______________________________ Name: Title: _________________________________ Participant

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XENETIC BIOSCIENCES, INC.

STOCK OPTION AGREEMENT - INCORPORATED TERMS AND CONDITIONS

AGREEMENT made as of the date of grant set forth in the Stock Option Grant Notice by and between Xenetic Biosciences, Inc. (the “Company”), a Nevada corporation, and the individual whose name appears on the Stock Option Grant Notice (the “Participant”).

WHEREAS, the Company desires to grant to the Participant an Option to purchase shares of its common stock, $0.001 par value per share (the “Shares”), under and for the purposes set forth in the Amended and Restated Xenetic BioSciences, Inc. Equity Incentive Plan, adopted by the Board of Directors on September 26, 2019 and adopted by stockholders on December 4, 2019, as amended from time to time (the “Plan”), and any rules and regulations promulgated by the Committee with respect to the Plan;

WHEREAS, the Company and the Participant understand and agree that any terms used and not defined herein have the same meanings as in the Plan; and

WHEREAS, the Company and the Participant each intend that the Option granted herein shall be of the type set forth in the Stock Option Grant Notice.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1.             GRANT OF OPTION.

The Company hereby grants to the Participant the right and option to purchase all or any part of an aggregate of the number of Shares set forth in the Stock Option Grant Notice, on the terms and conditions and subject to all the limitations set forth therein and herein (collectively, the “Agreement”), under United States securities and tax laws, and in the Plan, which is incorporated herein by reference. The Participant acknowledges receipt of a copy of the Plan.

2.             EXERCISE PRICE.

The exercise price of the Shares covered by the Option shall be the amount per Share set forth in the Stock Option Grant Notice, subject to adjustment, as provided in the Plan, in the event of a stock split, reverse stock split or other events affecting the holders of Shares after the date hereof (the “Exercise Price”). Payment shall be made in accordance with Section 5(c) of the Plan.

3.             EXERCISABILITY OF OPTION.

Subject to the terms and conditions set forth in this Agreement and the Plan, the Option granted hereby shall become vested and exercisable as set forth in the Stock Option Grant Notice and is subject to the other terms and conditions of this Agreement and the Plan.

4.             TERM OF OPTION.

This Option shall terminate on the Option Expiration Date as specified in the Stock Option Grant Notice and, if this Option is designated in the Stock Option Grant Notice as an Incentive Stock Option (an “ISO”) and the Participant is a 10% Stockholder, such date may not be more than five years from the date of this Agreement, but shall be subject to earlier termination as provided herein or in the Plan.

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If the Participant ceases to be an Employee, director or Consultant of the Company or of an Affiliate for any reason other than the death or Disability of the Participant, or termination of the Participant for Cause (the “Termination Date”), the Option to the extent then vested and exercisable pursuant to Section 3 hereof as of the Termination Date, and not previously terminated in accordance with this Agreement, may be exercised within three months after the Termination Date, or on or prior to the Option Expiration Date as specified in the Stock Option Grant Notice, whichever is earlier, but may not be exercised thereafter except as set forth below. In such event, the unvested portion of the Option shall not be exercisable and shall expire and be cancelled on the Termination Date.

If this Option is designated in the Stock Option Grant Notice as an ISO and the Participant ceases to be an Employee of the Company or of an Affiliate but continues after termination of employment to provide service to the Company or an Affiliate as a director or Consultant, this Option shall continue to vest in accordance with Section 3 above as if this Option had not terminated until the Participant is no longer providing services to the Company. In such case, this Option shall automatically convert and be deemed a Nonstatutory Stock Option as of the date that is three months from termination of the Participant’s employment and this Option shall continue on the same terms and conditions set forth herein until such Participant is no longer providing service to the Company or an Affiliate.

Notwithstanding the foregoing, in the event of the Participant’s Disability or death within three months after the Termination Date, the Participant (or, in the case of death, the legal representative of the Participant’s estate) may exercise the Option within one year after the Termination Date, but in no event after the Option Expiration Date as specified in the Stock Option Grant Notice.

In the event the Participant’s service is terminated by the Company or an Affiliate for Cause, the Participant’s right to exercise any unexercised portion of this Option even if vested shall cease immediately as of the time the Participant is notified his or her service is terminated for Cause, and this Option shall thereupon terminate. Notwithstanding anything herein to the contrary, if subsequent to the Participant’s termination, but prior to the exercise of the Option, the Committee determines that, either prior or subsequent to the Participant’s termination, the Participant engaged in conduct which would constitute Cause, then the Participant shall immediately cease to have any right to exercise the Option and this Option shall thereupon terminate.

In the event of the Disability of the Participant, as determined in accordance with the Plan, the Option shall be exercisable within one year after the Participant’s termination of service due to Disability or, if earlier, on or prior to the Option Expiration Date as specified in the Stock Option Grant Notice. In such event, the Option shall be exercisable:

(a)	to the extent that the Option has become exercisable but has not been exercised as of the date of the Participant’s termination of service due to Disability; and

(b)	in the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of the Participant’s termination of service due to Disability of any additional vesting rights that would have accrued on the next vesting date had the Participant not become Disabled. The proration shall be based upon the number of days accrued in the current vesting period prior to the date of the Participant’s termination of service due to Disability provided that in no event shall any portion of the Option vest within one year of the date of grant.

In the event of the death of the Participant while an Employee, director or Consultant of the Company or of an Affiliate, the Option shall be exercisable by the legal representative of the Participant’s estate within one year after the date of death of the Participant or, if earlier, on or prior to the Option Expiration Date as specified in the Stock Option Grant Notice. In such event, the Option shall be exercisable:

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(x)	to the extent that the Option has become exercisable but has not been exercised as of the date of death; and

(y)	in the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of death of any additional vesting, rights that would have accrued on the next vesting date had the Participant not died. The proration shall be based upon the number of days accrued in the current vesting period prior to the Participant’s date of death provided that in no event shall any portion of the Option vest within one year of the date of grant.

5.             METHOD OF EXERCISING OPTION.

Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice to the Company or its designee, in substantially the form of Exhibit A attached hereto (or in such other form acceptable to the Company, which may include electronic notice). Such notice shall state the number of Shares with respect to which the Option is being exercised and shall be signed by the person exercising the Option (which signature may be provided electronically in a form acceptable to the Company). Payment of the Exercise Price for such Shares shall be made in accordance with Section 5(c) of the Plan. The Company shall deliver such Shares as soon as practicable after the notice shall be received, provided, however, that the Company may delay issuance of such Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law. The Shares as to which the Option shall have been so exercised shall be issued to the Participant in the form of a book-entry account, for the benefit of the Participant or his or her designee, maintained by the Company’s stock transfer agent or its designee. In the event the Option shall be exercised, pursuant to Section 4 hereof, by any person other than the Participant, such notice shall be accompanied by appropriate proof of the right of such person to exercise the Option. All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

6.             PARTIAL EXERCISE.

Exercise of this Option to the extent above stated may be made in part at any time and from time to time within the above limits, except that no fractional share shall be issued pursuant to this Option.

7.             NON-ASSIGNABILITY.

The Option shall not be transferable by the Participant otherwise than by will or by the laws of descent and distribution. If this Option is a Nonstatutory Stock Option then it may also be transferred pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder. Except as provided above in this paragraph, the Option shall be exercisable, during the Participant’s lifetime, only by the Participant (or, in the event of legal incapacity or incompetency, by the Participant’s guardian or representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Option or of any rights granted hereunder contrary to the provisions of this Section 7, or the levy of any attachment or similar process upon the Option shall be null and void.

8.             NO RIGHTS AS STOCKHOLDER UNTIL EXERCISE.

The Participant shall have no rights as a stockholder with respect to Shares subject to this Agreement until entry of the Shares in the Company’s book-entry account, in the name of the Participant or his or her designee, maintained by the Company’s stock transfer agent or its designee. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date of such registration.

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9.             ADJUSTMENTS.

The Plan contains provisions covering the treatment of Options in a number of contingencies such as stock splits and mergers. Provisions in the Plan for adjustment with respect to stock subject to Options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

10.           TAXES.

The Participant acknowledges and agrees that (i) any income or other taxes due from the Participant with respect to this Option or the Shares issuable pursuant to this Option shall be the Participant’s responsibility; (ii) the Participant was free to use professional advisors of his or her choice in connection with this Agreement, has received advice from his or her professional advisors in connection with this Agreement, understands its meaning and import, and is entering into this Agreement freely and without coercion or duress; (iii) the Participant has not received and is not relying upon any advice, representations or assurances made by or on behalf of the Company or any Affiliate or any employee of or counsel to the Company or any Affiliate regarding any tax or other effects or implications of the Option, the Shares or other matters contemplated by this Agreement; and (iv) neither the Committee, the Company, its Affiliates, nor any of its officers or directors, shall be held liable for any applicable costs, taxes, or penalties associated with the Option if, in fact, the Internal Revenue Service were to determine that the Option constitutes deferred compensation under Section 409A of the Code.

If this Option is designated in the Stock Option Grant Notice as a Nonstatutory Stock Option or if the Option is an ISO and is converted into a Nonstatutory Stock Option and such Nonstatutory Stock Option is exercised, the Participant agrees that the Company may withhold from the Participant’s remuneration, if any, the minimum statutory amount of federal, state and local withholding taxes attributable to such amount that is considered compensation includable in such person’s gross income. At the Company’s discretion, and to the extent permitted by applicable law, the Participant agrees that the amount required to be withheld may be withheld in cash from such remuneration, or in kind from the Shares otherwise deliverable to the Participant on exercise of the Option. The Participant further agrees that, if the Company does not withhold an amount from the Participant’s remuneration sufficient to satisfy the Company’s income tax withholding obligation, the Participant will reimburse the Company on demand, in cash, for the amount under-withheld and if reimbursement is not permissible under applicable law, the Participant will deliver sufficient funds to satisfy any withholding obligation in advance of, or simultaneous with, the exercise of the Option and the Company is not required to recognize the exercise of any such Option to the extent the withholding obligations have not been so satisfied.

11.           PURCHASE FOR INVESTMENT.

Unless the offering and sale of the Shares to be issued upon the particular exercise of the Option shall have been effectively registered under the Securities Act, the Company shall be under no obligation to issue the Shares covered by such exercise unless the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act and until the following conditions have been fulfilled:

(a)	The person(s) who exercise the Option shall warrant to the Company, at the time of such exercise, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon any certificate(s) evidencing the Shares issued pursuant to such exercise:

“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws;” and

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(b)	If the Company so requires, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise in compliance with the Securities Act without registration thereunder. Without limiting the generality of the foregoing, the Company may delay issuance of the Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including without limitation state securities or “blue sky” laws).

12.           NO OBLIGATION TO MAINTAIN RELATIONSHIP.

The Participant acknowledges that: (i) the Company is not by the Plan or this Option obligated to continue the Participant as an employee, director or Consultant of the Company or an Affiliate; (ii) the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (iii) the grant of the Option is a one-time benefit which does not create any contractual or other right to receive future grants of options, or benefits in lieu of options; (iv) all determinations with respect to any such future grants, including, but not limited to, the times when options shall be granted, the number of shares subject to each option, the option price, and the time or times when each option shall be exercisable, will be at the sole discretion of the Company; (v) the Participant’s participation in the Plan is voluntary; (vi) the value of the Option is an extraordinary item of compensation which is outside the scope of the Participant’s employment or consulting contract, if any; and (vii) the Option is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

13.           IF OPTION IS INTENDED TO BE AN ISO.

If this Option is designated in the Stock Option Grant Notice as an ISO so that the Participant (or, in the case of death, the legal representative of the Participant’s estate) may qualify for the favorable tax treatment provided to holders of Options that meet the standards of Section 422 of the Code then any provision of this Agreement or the Plan which conflicts with the Code so that this Option would not be deemed an ISO is null and void and any ambiguities shall be resolved so that the Option qualifies as an ISO. The Participant should consult with the Participant’s own tax advisors regarding the tax effects of the Option and the requirements necessary to obtain favorable tax treatment under Section 422 of the Code, including, but not limited to, holding period requirements.

Notwithstanding the foregoing, to the extent that the Option is designated in the Stock Option Grant Notice as an ISO and is not deemed to be an ISO pursuant to Section 422(d) of the Code because the aggregate Fair Market Value (determined as of the Date of Option Grant) of any of the Shares with respect to which this ISO is granted becomes exercisable for the first time during any calendar year in excess of $100,000, the portion of the Option representing such excess value shall be treated as a Nonstatutory Stock Option and the Participant shall be deemed to have taxable income measured by the difference between the then Fair Market Value of the Shares received upon exercise and the price paid for such Shares pursuant to this Agreement.

Neither the Company nor any Affiliate shall have any liability to the Participant, or any other party, if the Option (or any part thereof) that is intended to be an ISO is not an ISO or for any action taken by the Committee, including without limitation the conversion of an ISO to a Nonstatutory Stock Option.

14.           NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION OF AN ISO.

If this Option is designated in the Stock Option Grant Notice as an ISO then the Participant agrees to notify the Company in writing immediately after the Participant makes a Disqualifying Disposition of any of the Shares acquired pursuant to the exercise of the ISO. A Disqualifying Disposition is defined in Section 424(c) of the Code and includes any disposition (including any sale) of such Shares before the later of (a) two years after the date the Participant was granted the ISO or (b) one year after the date the Participant acquired Shares by exercising the ISO, except as otherwise provided in Section 424(c) of the Code. If the Participant has died before the Shares are sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

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15.           NOTICES.

Any notices required or permitted by the terms of this Agreement or the Plan shall he given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

If to the Company:

Xenetic Biosciences, Inc.

40 Speen Street, Ste 102
Framingham, MA 01701

Attention: CFO

If to the Participant, at the address set forth on the Stock Option Grant Notice.

or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given upon the earlier of receipt, one business day following delivery to a recognized courier service or three business days following mailing by registered or certified mail.

16.           GOVERNING LAW.

This Agreement shall be governed by and construed in accordance with the laws of Delaware, without giving effect to the conflict of law principles thereof. For the purpose of litigating any dispute that arises under this Agreement, the parties hereby consent to exclusive jurisdiction in Delaware and agree that such litigation shall be conducted in the state courts of Delaware or the federal courts of the United States located in Delaware.

17.           BENEFIT OF AGREEMENT,

Subject to the provisions of the Plan and the other provisions hereof, this Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

18.           ENTIRE AGREEMENT.

This Agreement, together with the Plan, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict, the express terms and provisions of this Agreement, provided however, in any event, this Agreement shall be subject to and governed by the Plan.

19.           MODIFICATIONS AND AMENDMENTS.

The terms and provisions of this Agreement may be modified or amended as provided in the Plan.

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20.           WAIVERS AND CONSENTS.

Except as provided in the Plan, the terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

21.           DATA PRIVACY.

By entering into this Agreement, the Participant: (i) authorizes the Company and each Affiliate, and any agent of the Company or any Affiliate administering the Plan or providing Plan recordkeeping services, to disclose to the Company or any of its Affiliates such information and data as the Company or any such Affiliate shall request in order to facilitate the grant of options and the administration of the Plan; and (ii) authorizes the Company and each Affiliate to store and transmit such information in electronic form for the purposes set forth in this Agreement.

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Exhibit A

NOTICE OF EXERCISE OF STOCK OPTION

[Form for Shares registered in the United States]

To: Xenetic Biosciences, Inc.

Ladies and Gentlemen:

I hereby exercise my Stock Option to purchase _______________ shares (the “Shares”) of the common stock, $0.001 par value, of Xenetic Biosciences, Inc. (the “Company”), at the exercise price of $_______________ per share, pursuant to and subject to the terms of that Stock Option Grant Notice dated _______________, 20___.

I understand the nature of the investment I am making and the financial risks thereof. I am aware that it is my responsibility to have consulted with competent tax and legal advisors about the relevant national, state and local income tax and securities laws affecting the exercise of the Option and the purchase and subsequent sale of the Shares.

I am paying the option exercise price for the Shares as follows:

_______________________________________

Please issue the Shares (cheek one):

[_] to me; or

[_] to me and _______________________, as joint tenants with right of survivorship,

at the following address:

________________________________________

________________________________________

________________________________________

My mailing address for stockholder communications, if different from the address listed above, is:

________________________________________

________________________________________

________________________________________

Very truly yours, ___________________________________ Participant ___________________________________ Print Name ___________________________________ Date

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